Exhibit T3D-1

[            , 2017]

Offer to Exchange

up to $40,819,893.00 of new 9% senior secured notes due December 31, 2020 for any and all of the $40,819,893.00 of outstanding 9% senior secured notes due December 31, 2017

CUSIP(s) No. 207195AC2

of

CONGOLEUM CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [            , 2017] (THE “EXPIRATION DATE”), UNLESS EXTENDED BY CONGOLEUM CORPORATION IN ITS SOLE DISCRETION.

To Brokers, Dealers, DTC Participants, Commercial Banks,

Trust Companies and Other Nominees:

For your consideration, please find this notice of offer to exchange of Congoleum Corporation, a Delaware Corporation (the “Issuer”) and a related Letter of Transmittal, that together constitute the Issuer’s offer to exchange (the “Exchange Offer”) up to $40,819,893.00 of new 9% senior secured notes due December 31, 2020 (together with any guarantees thereof, the “Exchange Notes”) as amended, of the Issuer, for a like aggregate principal amount of $40,819,893.00 of outstanding 9% senior secured notes due December 31, 2017 (together with any guarantees thereof, the “Old Notes”), of the Issuer.

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own names.

Enclosed herewith is a copy of the following document for forwarding to your clients: a form of letter of transmittal for your use and for the information of your clients which includes instructions to be used to accept the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

The Issuer will not pay any fees or commissions to any broker, dealer or other person (other than the applicable exchange agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer.

Any inquiries you may have with respect to the Exchange Offer may be directed to the exchange agent, [INSERT NAME OF EXCHANGE AGENT] at [INSERT TELEPHONE NUMBER] or at the address set forth on the cover of the Letter of Transmittal.

Very truly yours,

Congoleum Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.